      As filed with the Securities and Exchange Commission on May 21, 1998
                                                       Registration No. 33-15322

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                     --------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                       THE COAST DISTRIBUTION SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                  94-2490990
(State or other jurisdiction of incorporation)          (I.R.S. Employer
                                                       Identification No.)

                  1982 Zanker Road, San Jose, California 95112
               (Address of Principal Executive Offices) (Zip Code)

                     --------------------------------------

                     NONQUALIFIED STOCK OPTION PLAN -- 1987
                            (Full Title of the Plan)

                     --------------------------------------

             Thomas R. McGuire, Chairman and Chief Executive Officer
                       The Coast Distribution System, Inc.
                  1982 Zanker Road, San Jose, California 95112
                                 (408) 436-8611
            (Name, address and telephone number of agent for service)

                                 with copies to:

                              Ben A. Frydman, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
                      660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         On August 7, 1997, the shareholders of The Coast Distribution System, a California corporation ("Coast-California"), approved the reincorporation in Delaware by means of a merger of Coast-California with and into its wholly-owned Delaware subsidiary. That merger was effectuated on April 30, 1998. By this amendment, The Coast Distribution System, Inc., a Delaware corporation (the "Registrant"), hereby adopts this Registration Statement as its own for all purposes of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), each as amended. This adoption is as of May 15, 1998 and is made pursuant to Rule 414(d) under the Securities Act.





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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference in this registration statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in Part II of the Registrant's Quarterly Report on Form 10Q for the quarter ended March 31, 1998, as filed with the Commission as of May 14, 1998.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Ben A. Frydman, a member of the Board of Directors, an assistant secretary and a stockholder of the Registrant, is a shareholder of the law firm Stradling Yocca Carlson & Rauth, a Professional Corporation, which is counsel for the Registrant and which prepared the opinion set forth as Exhibit 5.1 of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

         (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or


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

               officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

         (c) The Registrant's Bylaws also give the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

    Exhibit
    Number                                Description
    -------                               -----------
         5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation.

        23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

        23.2  Consent of Grant Thornton LLP.

        24.1 Power of Attorney (included on the signature page).


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of May, 1998.

                                         THE COAST DISTRIBUTION SYSTEM


                                         By:  /s/ THOMAS R. MCGUIRE
                                              ----------------------------------
                                              Thomas R. McGuire, Chairman of the
                                              Board of Directors and Chief
                                              Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of The Coast Distribution System, do hereby constitute and appoint Thomas R. McGuire and Sandra A. Knell, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


             Signature                                    Title                         Date
             ---------                                    -----                         ----
/s/ THOMAS R. MCGUIRE                    Chief Executive Officer and Chairman of    May 15, 1998
-----------------------------------         the Board of Directors (Principal
Thomas R. McGuire                                  Executive Officer)

/s/ SANDRA A. KNELL                       Chief Financial Officer and Executive     May 15, 1998
-----------------------------------      Vice President (Principal Financial and
Sandra A. Knell                               Principal Accounting Officer)

                  *                                     Director                    May 15, 1998
-----------------------------------
Louis B. Sullivan

                  *                                     Director                    May 15, 1998
-----------------------------------
John E. Turco

                  *                                     Director                    May 15, 1998
-----------------------------------
Brian P. Friedman

                  *                                     Director                    May 15, 1998
-----------------------------------
Ben A. Frydman

                                                        Director                    May   , 1998
-----------------------------------
Robert S. Throop

* /s/ SANDRA A. KNELL
-----------------------------------
* Sandra A. Knell, Attorney-in-Fact


                                  EXHIBIT INDEX


    Exhibit
    Number                                Description
    -------                               -----------
         5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation.

        23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

        23.2  Consent of Grant Thornton LLP.

        24.1  Power of Attorney (included on the signature page).



                                      E-1